                                                                    Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statement of Aloette Cosmetics, Inc. and Subsidiaries on Form S-8 (File No. 33-4918) of our report dated February 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Aloette Cosmetics, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Form 10-KSB.


  Coopers & Lybrand L.L. P.


  2400 Eleven Penn Center
  Philadelphia, Pennsylvania
  March 27, 1996